Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports Fourth Quarter and Full Year 2024 Results
PHOENIX, Ariz. – (Business Wire) – February 20, 2025 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ending December 29, 2024.
“2024 was a remarkable year for our company," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. “Our teams across the business delivered on our strategy and set us up for even greater success in the future. Our unique, attribute-driven offering resonates more than ever with our target customers. They trust Sprouts as a partner on their healthy living journey, and it shows in our results. I’m grateful to our team members for their hard work, and we are excited for 2025 and the years ahead.”
Fourth Quarter Highlights:
•Net sales totaled $2.0 billion; a 18% increase from the same period in 2023
•Comparable store sales growth of 11.5%
•Diluted earnings per share of $0.79; compared to diluted earnings per share of $0.49 in the same period in 2023
•Opened 12 new stores
Full Year Highlights:
•Net sales totaled $7.7 billion; a 13% increase from the same period in 2023
•Comparable store sales growth of 7.6%
•Diluted earnings per share of $3.75; compared to diluted earnings per share of $2.50 and Adjusted diluted earnings per share of $2.84(1) in the same period in 2023
•Opened 33 new stores, resulting in 440 stores in 24 states as of December 29, 2024

(1)Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. For the fifty-two weeks ended December 29, 2024, there were no adjustments due to special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.
Leverage and Liquidity in 2024
•Ended the quarter with $265 million in cash and cash equivalents and zero balance on its $700 million revolving credit facility after a $125 million voluntary pay down
•Authorized a new $600 million share buyback program and repurchased 2.7 million shares of common stock for a total investment of $238 million, excluding excise tax
•Generated cash from operations of $645 million and invested $200 million in capital expenditures, net of landlord reimbursement

First Quarter and Full-Year 2025 Outlook
The following provides information on our first quarter 2025 outlook:
•Comparable store sales growth: 10% to 11%
•Adjusted diluted earnings per share: $1.51 to $1.55
The following provides information on our full-year 2025 outlook:
•Net sales growth: 10.5% to 12.5%
•Comparable store sales growth: 4.5% to 6.5%
•Adjusted EBIT: $590 million to $610 million
•Adjusted diluted earnings per share: $4.52 to $4.68
•Unit growth: At least 35 new stores
•Capital expenditures (net of landlord reimbursements): $230 million to $250 million
Fourth Quarter and Full Year 2024 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Thursday, February 20, 2025, during which Sprouts executives will further discuss fourth quarter and full year 2024 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on February 20, 2025. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile
True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 35,000 team members and operates more than 440 stores in 24 states nationwide. To learn more about Sprouts, and the good it brings communities, visit sprouts.com/about.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks ended		Fifty-Two Weeks ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net sales	$1,996,228	$1,698,545	$7,719,290	$6,837,384
Cost of sales	1,236,338	1,078,172	4,777,799	4,315,543
Gross profit	759,890	620,373	2,941,491	2,521,841
Selling, general and administrative expenses	614,880	513,476	2,291,350	2,000,437
Depreciation and amortization (exclusive of depreciation included in cost of sales)	34,619	32,059	132,748	131,893
Store closure and other costs, net	3,928	5,400	12,896	39,280
Income from operations	106,463	69,438	504,497	350,231
Interest (income) expense, net	(1,819)	433	(2,201)	6,491
Income before income taxes	108,282	69,005	506,698	343,740
Income tax provision	28,680	18,956	126,097	84,884
Net income	$79,602	$50,049	$380,601	$258,856
Net income per share:
Basic	$0.80	$0.49	$3.79	$2.53
Diluted	$0.79	$0.49	$3.75	$2.50
Weighted average shares outstanding:
Basic	99,820	101,383	100,363	102,479
Diluted	101,020	102,207	101,379	103,390

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$265,159	$201,794
Accounts receivable, net	30,901	30,313
Inventories	343,329	323,198
Prepaid expenses and other current assets	36,131	48,467
Total current assets	675,520	603,772
Property and equipment, net of accumulated depreciation	895,189	798,707
Operating lease assets, net	1,466,903	1,322,854
Intangible assets	208,094	208,060
Goodwill	381,750	381,741
Other assets	13,243	12,294
Total assets	$3,640,699	$3,327,428
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$213,414	$179,927
Accrued liabilities	216,842	164,887
Accrued salaries and benefits	97,991	74,752
Current portion of operating lease liabilities	150,400	126,271
Current portion of finance lease liabilities	1,321	1,032
Total current liabilities	679,968	546,869
Long-term operating lease liabilities	1,520,272	1,399,676
Long-term debt and finance lease liabilities	7,248	133,685
Other long-term liabilities	38,259	36,270
Deferred income tax liability	73,059	62,381
Total liabilities	2,318,806	2,178,881
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 99,255,036 shares issued and outstanding, December 29, 2024; 101,211,984 shares issued and outstanding, December 31, 2023	99	101
Additional paid-in capital	808,140	774,834
Retained earnings	513,654	373,612
Total stockholders’ equity	1,321,893	1,148,547
Total liabilities and stockholders’ equity	$3,640,699	$3,327,428

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fifty-Two Weeks ended
	December 29, 2024	December 31, 2023
Operating activities
Net income	$380,601	$258,856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	140,164	137,811
Operating lease asset amortization	133,923	127,208
Impairment of assets	406	30,549
Share-based compensation	28,417	18,898
Deferred income taxes	10,691	(4,915)
Other non-cash items	5,610	1,086
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	30,007	3,173
Inventories	(20,131)	(10,857)
Prepaid expenses and other current assets	11,903	2,210
Other assets	(45)	3,482
Accounts payable	27,986	12,215
Accrued liabilities	39,305	11,746
Accrued salaries and benefits	23,240	12,880
Operating lease liabilities	(168,538)	(138,795)
Other long-term liabilities	1,675	(479)
Cash flows from operating activities	645,214	465,068
Investing activities
Purchases of property and equipment	(230,375)	(225,310)
Payments for acquisition, net of cash acquired	—	(13,032)
Cash flows used in investing activities	(230,375)	(238,342)
Financing activities
Payments on revolving credit facilities	(125,000)	(125,000)
Payments on finance lease liabilities	(1,148)	(1,006)
Repurchase of common stock	(228,472)	(203,496)
Payments of excise tax on repurchases of common stock	(1,766)	—
Proceeds from exercise of stock options	4,890	11,454
Cash flows used in financing activities	(351,496)	(318,048)
Increase/(Decrease) in cash, cash equivalents, and restricted cash	63,343	(91,322)
Cash, cash equivalents, and restricted cash at beginning of the period	203,870	295,192
Cash, cash equivalents, and restricted cash at the end of the period	$267,213	$203,870

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company reported these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen and fifty-two weeks ended December 31, 2023. There were no such material adjustments during the thirteen and fifty-two weeks ended December 29, 2024.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of (i) Adjusted gross margin to gross margin, (ii) Adjusted EBITDA and Adjusted EBIT to net income and (iii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen and fifty-two weeks ended December 29, 2024 and December 31, 2023:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks ended		Fifty-Two Weeks ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Gross profit	$759,890	$620,373	$2,941,491	$2,521,841
Special items (1)	—	—	—	2,955
Adjusted gross profit	$759,890	$620,373	$2,941,491	$2,524,796
Gross margin	38.1%	36.5%	38.1%	36.9%
Adjusted gross margin	38.1%	36.5%	38.1%	36.9%

Net income	$79,602	$50,049	$380,601	$258,856
Income tax provision	28,680	18,956	126,097	84,884
Interest (income) expense, net	(1,819)	433	(2,201)	6,491
Earnings before interest and taxes (EBIT)	106,463	69,438	504,497	350,231
Special items (2)	—	—	—	46,034
Adjusted EBIT	106,463	69,438	504,497	396,265

Depreciation, amortization and accretion, adjusted for special items	36,283	34,144	140,164	131,933
Adjusted EBITDA	$142,746	$103,582	$644,661	$528,198

Net income	$79,602	$50,049	$380,601	$258,856
Special items, net of tax (2)	—	—	—	34,272
Adjusted net income	$79,602	$50,049	$380,601	$293,128
Diluted earnings per share	$0.79	$0.49	$3.75	$2.50
Adjusted diluted earnings per share	$0.79	$0.49	$3.75	$2.84

Diluted weighted average shares outstanding	101,020	102,207	101,379	103,390
(1)For the fifty-two weeks ended December 29, 2024, there were no special items. For the fifty-two weeks ended December 31, 2023, special items included approximately $3 million in Cost of sales related to store closures and our supply chain transition.
(2)For the fifty-two weeks ended December 29, 2024, there were no special items. For the fifty-two weeks ended December 31, 2023, special items included approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $9 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, and $3 million in Cost of sales related to store closures and our supply chain transition. After-tax impact included the tax benefit on the pre-tax charge.
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Source: Sprouts Farmers Market, Inc
Phoenix, AZ
2/20/25